Exhibit 99.2

ESTENSON LOGISTICS, LLC.

SIX MONTHS ENDED JUNE 30, 2017 AND 2016

ESTENSON LOGISTICS, LLC.

ESTENSON LOGISITICS, LLC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2017	2016
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$5,144,834	$13,841,637
Accounts receivable, net	31,294,057	27,830,462
Other receivables	370,542	388,872
Insurance deposit	11,656,951	12,904,878
Prepaid expenses	1,641,069	3,790,803
TOTAL CURRENT ASSETS	50,107,453	58,756,652

PROPERTY AND EQUIPMENT
Freight revenue equipment	230,623,736	216,357,500
Other property and equipment	4,424,230	3,570,588
TOTAL PROPERTY AND EQUIPMENT	235,047,966	219,928,088
Less accumulated depreciation	103,600,421	93,355,304
NET PROPERTY AND EQUIPMENT	131,447,545	126,572,784

OTHER ASSETS
Refundable deposits	64,087	181,259

TOTAL ASSETS	$181,619,085	$185,510,695

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$27,551,001	$25,881,832
Accounts payable	4,641,977	4,984,939
Accrued expenses	5,369,196	3,442,836
Current portion of claims payable	1,550,577	1,455,720
Other current liabilities	3,326,596	5,786,670
Due to affiliate	262,915	135,070
TOTAL CURRENT LIABILITIES	42,702,262	41,687,067

LONG-TERM LIABILITIES:
Notes payable, net of current portion	85,939,433	83,216,887
Claims payable, net of current portion	7,820,792	6,406,082
TOTAL LONG-TERM LIABILITIES	93,760,225	89,622,969

TOTAL LIABILITIES	136,462,487	131,310,036

MEMBERS’ EQUITY:	45,156,598	54,200,659

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$181,619,085	$185,510,695

See notes to unaudited consolidated financial statements.

ESTENSON LOGISITICS, LLC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016

Operating revenues, excluding fuel surcharge	$60,635,981	$56,285,088	$116,344,290	$107,542,663
Fuel surcharge revenues	7,842,281	6,947,582	15,573,984	12,724,234
Total operating revenues	68,478,262	63,232,670	131,918,274	120,266,897

Costs of operations:
Depreciation	7,039,531	6,304,355	14,064,905	12,371,064
Equipment rent and lease	809,511	894,378	4,041,969	4,559,419
Fuel and oil	7,071,597	6,418,899	13,828,478	11,249,096
Independent transportation providers	3,606,738	2,813,146	6,532,757	5,069,118
Insurance and employee benefits	6,173,993	3,879,534	11,833,079	7,948,860
Payroll taxes	1,860,635	1,857,255	4,358,967	4,014,176
Repairs and maintenance	4,661,273	2,783,571	8,660,643	7,625,031
Salaries and wages	27,827,156	27,290,815	52,117,935	48,659,201
Supplies and miscellaneous	448,018	493,275	899,140	710,976
Total cost of operations	59,498,452	52,735,228	116,337,873	102,206,941

Gross profit	8,979,810	10,497,442	15,580,401	18,059,956

General and administrative expenses	8,196,318	5,885,608	12,599,946	11,166,807

Income from operations	783,492	4,611,834	2,980,455	6,893,149

Other income (expenses):
Gain on disposition of equipment	148,352	332,667	211,819	542,745
Interest expense	(605,686)	(613,264)	(1,374,477)	(1,271,411)
Other income	127,901	4,892	115,985	13,730
Other expenses	-	(27,973)	-	(312,189)
Total other expense	(329,433)	(303,678)	(1,046,673)	(1,027,125)

Net income	$454,059	$4,308,156	$1,933,782	$5,866,024

See notes to unaudited consolidated financial statements

ESTENSON LOGISITICS, LLC.

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

Members’ Equity
Members’ equity January 1, 2016	$42,991,776

Net income	9,393,871
Net contributions from Members’	1,815,012

Members’ equity December 31, 2016	$54,200,659

Net income	1,933,782
Net Distributions to Members’	(10,977,843)

Members’ equity June 30, 2017 (unaudited)	$45,156,598

See notes to unaudited consolidated financial statements.

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net Income	$1,933,782	$5,866,024
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,238,464	12,510,374
Loss (gain) on sale of assets	(211,819)	(542,745)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,463,595)	(4,563,121)
Other receivables	18,330	246,573
Prepaid expense	2,149,734	738,097
Insurance deposit	1,247,927	3,463,203
Refundable deposits	117,172	(800)
Accounts payable	(342,962)	3,639,889
Accrued expenses	1,926,360	1,407,814
Claims payable	1,509,567	(1,152,000)
Other current liabilities	(2,460,074)	(2,344,653)
Due to affiliate	127,845	(98,437)
Net cash provided by operating activities	16,790,731	19,170,218

Cash flows from investing activities:
Proceeds from sale of equipment	1,033,098	665,482
Purchases of property and equipment	(1,111,638)	(537,530)
Net cash used in investing activities	(78,540)	127,952

Cash flows from financing activities:
Principal long-term debt repayments	(14,431,152)	(13,000,108)
Distributions to members	(10,977,842)	(3,281,636)
Net cash used in financing activities	(25,408,994)	(16,281,744)

Net increase (decrease) in cash and cash equivalents	(8,696,803)	3,016,426
Cash and cash equivalents beginning of the period	13,841,637	2,463,222
Cash and cash equivalents end of the period	$5,144,834	$5,479,648

Supplemental disclosures of cash paid for:
Interest	$1,374,477	$1,271,411

Schedule of non-cash activities
Purchase of property and equipment	$19,923,279	$18,504,793
Cash purchases	(1,111,638)	(537,530)
Property and equipment acquired through borrowings	$18,811,641	$17,967,263

See notes to unaudited consolidated financial statements.

HUB GROUP, INC.

NOTES TO UNAUDITED

CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. Summary of Significant Accounting Policies

Nature of Operations:

Estenson Logistics, LLC (a Nevada Limited Liability Company) was formed in February 1999. The Company provides freight transportation services and is a common carrier regulated by the Interstate Commerce Commission. The Company is licensed to operate in the continental United States of America.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. Insurance Claims Deposits

The Company self-funded for a portion of its auto liability, worker's compensation and general liability insurance. Under the terms of the agreement, the Company is to fund and maintain a deposit with the insurance company to pay insurance claim losses, including future actuarial expected losses and losses incurred but not reported. If the Company terminates the contract, after a twenty-four month period and all claims have been paid, the remaining deposit will be returned. As of June 30, 2017 and December 31, 2016, the insurance claims deposit is $11,656,951 and $12,904,878, respectively.

NOTE 3. Uninsured Deposits

Periodically, due to fluctuations in funds on deposit, cash in bank accounts exceed the current Federal Deposit Insurance Corporation insurance limit. Bank balances at June 30, 2017 exceeded the insured limit by $7,573,982. At December 31, 2016, bank balances exceeded the insured limit by $16,354,306.

NOTE 4. Income Taxes

Estenson Logistics, LLC is recognized as a partnership for federal and state income tax purposes. As a partnership, items of income and deductions are passed through to the members each year, and thus the Company pays no federal income tax and only pays state income tax for certain states.

NOTE 5. Related Party Transactions

The members own 90% of a company that provides managerial services in General and administration expenses, insurance administration in General and administration expenses, and freight transportation to Estenson Logistics, LLC as needed. For the six months ended June 30, 2017, the Company owed the affiliate $262,915 for managerial these services compared to $135,070 as of December 31, 2016. The Company repaid the affiliate $2,482,033 for the six months ended June 30, 2017 and $3,235,068 for the six months ended June 30, 2016which included prior year unpaid balances.

The Company leases office space in Mesa Arizona from an entity which is owned totally by the members of the Company. The lease is for the Corporate Office location. The amount of lease payments made for the six months ended June 30, 2017 and 2016 for the office space was $242,273 and $238,344, respectively.

NOTE 6. Claims Payable

Claims payable represent accruals for the self-insured portion of the outstanding claims at year end. The current portion reflects the amounts of claims expected to be paid in the following year. These accruals are estimated based upon actuarial analysis of the nature and severity of individual claims and an estimate of future claims based upon historical experience. The ultimate cost of a claim develops over time as additional information regarding the nature, timing and extent of damages become available. As of June 30, 2017 and December 31, 2016, claims payable is estimated at $9,371,369 and $7,861,802, respectively and is included in the current portion of claims payable and claims payable, net of current portion.

The actual cost to settle the self-insured claims liability can differ from reserve estimates because of legal costs, claims that have been incurred but not reported and a number of uncertainties, including the inherent difficulty in estimating the severity of the claims and the potential settlement amounts to dispose of the claims.

NOTE 7. Notes Payable

All notes payable are secured by equipment and consist of the following:

	Period Ended
	June 30,	December 31,
	2017	2016
	(in thousands)

Notes payable to lender, secured by equipment with original cost totaling $38,833,320, with monthly payments totaling $581,143, interest rates ranging from 2.05% to 2.48%, and maturity dates ranging from 2017 to 2022	$28,934,536	$24,112,026

Notes payable to lender, secured by equipment with original cost totaling $23,179,260, with monthly payments totaling $333,976, interest rates ranging from 2.24% to 2.60%, and maturity dates ranging from 2017 to 2023	20,548,757	16,972,856

Notes payable to lender, secured by equipment with original cost totaling $18,234,247, with monthly payments totaling $256,162, interest rates ranging from 2.27% to 2.67%, and maturity dates ranging from 2020 to 2022	11,894,985	13,326,497

Notes payable to lender, secured by equipment with original cost totaling $19,263,352, with monthly payments totaling $270,240, interest rates ranging from 2.21% to 2.51%, and maturity dates ranging from 2020 to 2022	11,215,384	12,873,988

Notes payable to lender, secured by equipment with original cost totaling $19,210,673, with monthly payments totaling $249,781, interest rates ranging from 2.12% to 2.78%, and maturity dates ranging from 2020 to 2023	10,146,302	11,627,609

Notes payable to lender, secured by equipment with original cost totaling $23,430,599, with monthly payments totaling $351,425, interest rates ranging from 2.13% to 2.57%, and maturity dates ranging from 2017 to 2021	9,432,894	11,194,142

Notes payable to lender, secured by equipment with original cost totaling $9,693,530, with monthly payments totaling $130,870, interest rates ranging from 2.45% to 2.85%, and maturity dates ranging from 2019 to 2023	10,061,630	8,254,435

Notes payable to lender, secured by equipment with original cost totaling $5,250,545, with monthly payments totaling $75,501, interest rates ranging from 2.16% to 2.87%, and maturity dates ranging from 2022 to 2023	6,686,435	5,001,119

Notes payable to lender, secured by equipment with original cost totaling $9,210,791, with monthly payments totaling $141,988, interest rates ranging from 2.09% to 2.74%, and maturity dates ranging from 2017 to 2019	2,634,544	3,392,557

Notes payable to lender, secured by equipment with original cost totaling $5,068,177, with monthly payments totaling $76,731, interest rates ranging from 2.35% to 2.70%, and maturity dates ranging from 2017 to 2020	1,118,463	1,403,709

Notes payable to lender, secured by equipment with original cost totaling $926,932, with monthly payments totaling $13,177, interest rates ranging from 2.46% to 2.49%, and maturity dates ranging from 2022 to 2023	803,972	881,719

Notes payable to various lenders, secured by equipment with original cost totaling $1,392,827, with monthly payments totaling $25,045, interest rates ranging from of 2.45% to 4.45% and maturity dates ranging from 2017 to 2018	12,532	58,062
	113,490,434	109,098,719

Less current portion	(27,551,001)	(25,881,832)
Total long-term debt	$85,939,433	$83,216,887

Maturities on long-term debts are as follows:

	Period Ended
	June 30,	December 31,
	2017	2016
	(in thousands)

One year	$27,237,246	$25,881,832
Two years	26,687,249	24,069,341
Three years	24,152,646	23,294,854
Four years	17,858,480	18,763,803
Five years	10,430,815	11,649,884
Thereafter	7,123,998	5,439,005
Total debt	$113,490,431	$109,098,719

NOTE 8. Concentrations of Credit Risk

At June 30, 2017, approximately 64% of the Company's revenues were provided by two customers and approximately 61% of the Company's accounts receivable was due from three customers. Approximately 54% of the Company's revenues were provided by two customers and approximately 64% of the Company’s accounts receivable was due from three customers at December 31, 2016.

NOTE 9. Revolving Lines and Letters of Credit

The Company maintained a line of credit with a bank at an interest rate of prime. At June 30, 2017 the Company had no line of credit in place. At December 31, 2016 the Company had no outstanding balance on the line of credit but could borrow up to $2,000,000. The credit line is secured by all of the Company's net trade receivables.

The Company also has letters of credit with a bank totaling $3,281,597 as of June 30, 2017, and December 31, 2016. At June 30, 2017 and December 31, 2016 there was no outstanding balance on the letters of credit. These letters of credit are used for self-insurance bonding and are secured by the unencumbered accounts and assets of the company.

NOTE 10. Commitments

Minimum annual operating lease payments, as of June 30, 2017, under non-cancelable leases, principally for tractors, trailers, and real estate, as well as other commitments are payable as follows:

Operating Leases
and Other Commitments

2017-2nd Half of year
2018	$495,821
2019	897,114
2020	782,856
2021	560,659
2022 and thereafter	517,286
612,886
$3,866,622

NOTE 11. Contingencies

The Company is party to various legal actions normally associated with the trucking industry, the aggregate effect of which, in management's and legal counsel's opinion, are not material to the financial condition or results of operations of the Company, with the exception of the actions discussed in the following paragraph.

The Company is defendant in multiple class action lawsuits brought by various employees alleging various wage violations. In August 2016, the parties attended mediation for three of the cases and agreed to consolidate and settle these three cases on a class-wide basis for a total of $1,980,000, contingent on approval by the court. The settlement would affect a release of all claims raised in the cases by plaintiffs, representing approximately 1,600 class members. Accordingly, the Company accrued the settlement loss in other current liabilities in the Consolidated Balance Sheet at June 30, 2017.